Exhibit 10.9

Base Salaries for Named Executive Officers

The following are the annual base salaries for the named executive officers of Fauquier Bankshares, Inc., effective January 1, 2012:

Randy K. Ferrell                                     $268,000
Eric P. Graap                                           $180,770